EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


FirstCom  Long  Distance,  S.A.

Visat,  S.A.

Red  Servicios  Empresariales  de  Telecomunicaciones,  S.A.

FirstCom  Networks,  S.A.